UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 9, 2005

Date of Report (Date of earliest event reported)

EP Global Communications, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-30797	14-1818396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O Exceptional Parent, 551 Main Street, Johnstown, PA	15901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (814) 361-3860 (Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.02.  NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On August 3, 2005, as a result of a routine regulatory review by the Securities and Exchange Commission, the Company’s board of directors concluded that the financial statements for the year ended December 31, 2004 as issued in the Registrant's annual report on Form 10-KSB required restatement because of an error in recognizing income associated with the formation of Informedx LLC.  The error was corrected by recognizing funds received from Informedx LLC as additional minority interest and an amendment was filed to the Company’s Form 10-KSB in accordance with this change.

ITEM 8.01.  OTHER EVENTS

On July 27, 2005, the Company received notice that an action has been commenced against the company alleging breach of contract and other causes of action seeking specific performance and other unspecified damages.  The Company is continuing its evaluation of the claim and believes it has meritorious defenses.  The Company presently intends to contest the claim vigorously.  While the claim is at an early stage, the Company does not believe that an adverse outcome  would materially affect its financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EP GLOBAL COMMUNICATIONS, INC.

By:	/s/Joseph Valenzano
Joseph Valenzano, President

August 9, 2005